UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

Honeywell International Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	1-8974	22-2640650
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Columbia Road Morristown, NJ	07928
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2006, Honeywell International Inc. (“Honeywell”) announced an increased offer to acquire the entire issued share capital of First Technology plc (“First Technology”) at a price of 385 pence per share. The aggregate value of the transaction is approximately £406 million (US $718 million), fully diluted for the exercise of all outstanding options and including the assumption of £112 million (US $199 million) of outstanding debt (as of November 30, 2005). The Board of Directors of First Technology has unanimously recommended acceptance of Honeywell’s offer. The offer is not being made in certain jurisdictions, including the United States. A copy of the press release issued by Honeywell on January 24, 2006 is filed herewith as Exhibit 99.1 and is incorporated herein by reference. A description of the conditions to the offers is set out in Exhibit 99.2 and is incorporated herein by reference. Honeywell expects to fund the acquisition with existing cash resources and other facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honeywell International Inc. (Registrant)

Date: January 26, 2006	By:	/s/ Thomas F. Larkins
Vice President, Corporate Secretary and Deputy General Counsel

EXHIBIT INDEX

EX-99.1	Press Release

EX-99.2	Offer Conditions